Premier Venture Partners, LLC
4221 Wilshire Blvd., Suite 355
Los Angeles, CA 90010
(310) 693-6700

June 19, 2014

Kerry Driscoll, CEO
Mind Solutions, Inc.
3525 Del Mar Heights Road, Suite 802
San Diego, CA 92130

Re: Equity Purchase Agreement and Registration Rights Agreement between Mind Solutions, Inc. and Premier Venture Partners, LLC dated March 11, 2014 (the "**Agreements**")

Dear Mr. Driscoll:

Premier Venture Partners permits Mind Solutions, Inc. to register up to 800 million common shares in conjunction with the Agreements.

If you should have any questions or comments, please let me know.

Thank you,

Jeffrey Maller
Manager